Exhibit 99.1

Cryptyde, Inc. Releases 2023 Corporate Overview Presentation

SAFETY HARBOR, Florida, January 11, 2023 - Cryptyde, Inc. (NASDAQ: TYDE) announced today that it has released its 2023 corporate presentation. This will be filed as a Current Report on Form 8-K with the U.S. Securities and Exchange Commission. Stakeholders are encouraged to review the presentation in the Investors section of the Cryptyde website at www.cryptyde.com. The overview outlines Cryptyde’s mission and key business principles, as well as providing a summary of its subsidiaries, Forever 8 and Ferguson Containers.

About Cryptyde

Cryptyde, Inc. (NASDAQ: TYDE) is focused on driving growth through the acquisition and management of technology. With subsidiaries like Forever 8, a cash flow management platform for e-commerce sellers, and Ferguson Containers, a provider of complete manufacturing and logistical solutions for product and packaging needs, Cryptyde is committed to identifying and acquiring businesses with untapped potential and developing strategies to scale them to new heights. Through focused execution and a commitment to innovation, Cryptyde aims to drive significant growth and value creation for its portfolio companies and shareholders.

For additional information, please visit http://www.cryptyde.com/

For further information, please contact:

Investor Relations
Richard Brown
617-819-1289
investors@cryptyde.com